Exhibit 10(b)(1)(iii)


         AMENDMENT NO. 2, dated as of October 30, 1998, to EMPLOYMENT AGREEMENT dated as of July 1, 1981, as amended by Amendment No. 1 dated as of July 1, 1983 (as amended to date, the "Employment Agreement") between METRO-TEL CORP., a Delaware corporation with offices at 250 South Milpitas Boulevard, Milpitas, California 95035 (the "Company"), and VENERANDO J. INDELICATO residing at 12307 Marblehead Drive, Tampa, Florida 33626 (the "Employee").

                              W I T N E S S E T H :

         WHEREAS, Metro-Tel Acquisition Corp., a wholly-owned subsidiary of the Company ("Subsidiary") is to be merged (the "Merger") with and into Steiner-Atlantic Corp. ("Steiner") pursuant to an Agreement of Merger dated as of July 1, 1998 among the Company, Subsidiary, Steiner, William Steiner and Michael S. Steiner (the "Merger Agreement") and, in connection therewith, Michael S. Steiner is to become President and Chief Executive Officer of the Company and employee is to become Chief Financial Officer of the Company; and

         WHEREAS, in connection therewith, parties are desirous of changing Employee's position, title and duties and reduce the term of employment provided for in the Employment Agreement; and

         WHEREAS, the parties wish to reflect the present annual salary of Employee as same has been increased to date by the Board of Directors;

         NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

         1. Section 1 of the Employment Agreement is hereby amended to read as follows:

                  "Employment and Term. The Company hereby employs Employee as Chief Financial Officer of the Company, and the Employee hereby agrees to serve as such officer, for an indeterminate period; provided, however, that either the Company, by action of its Board of Directors, or the Employee may notify the other that it or he, as the case may be, elects to terminate Employee's employment with the Company on a date set forth in such notice, which date shall not be earlier than the later of December 31, 1999 or ninety (90) days after such notice is deemed given pursuant to the provisions of Section 14 of this
                  Agreement.   Employee   agrees  to  devote  such  time  as  is
                  reasonably    necessary   to   discharge    his   duties   and
                  responsibilities  attributable  to such  office.  Employee may work out of his residence in Tampa, Florida, in a manner consistent with his employment by the Company during the twelve months preceding the date of Amendment No. 2 to this Agreement. Employee further agrees to serve in a similar position with the Company's wholly-owned subsidiaries and as a director of the
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                     Company and its wholly-owned subsidiaries if elected and to perform and render the services and duties incidental thereto."

         2. Section 2 of the Employment Agreement is hereby amended to change the amount set forth therein from $100,000 to $175,000 (to reflect the changes heretofore made by the Company's Board of Directors), which amount shall be paid in equal installments at the time the Company pays its employees in accordance with the Company's regular pay periods for employees.

         3. Section 3 of the Employment Agreement is hereby deleted in its entirety.

         4. Section 1 of the Employment  Agreement  shall take  precedence  over
Section 4 in the event of a conflict between them.

         5. Section 14 of the Employment Agreement is hereby amended in its entirety to read as follows:

                  "14. Notices. All notices required or permitted to be given hereunder shall be in writing and deemed to have been duly given on the earliest of the date when personally delivered, the first business day following the sending thereof by nationally recognized overnight carrier by next business day delivery service or the fifth calendar day following mailing by registered or certified mail, return receipt requested, in all cases with delivery charges prepaid, and addressed as follows:

                  If to the Company:

                           Metro-Tel Corp.
                           250 South Milpitas Boulevard
                           Milpitas, California 95035
                           Attention: President

                  If to the Employee:

                           Mr. Venerando J. Indelicato
                           12307 Marblehead Drive
                           Tampa, Florida 33626

         6. Section 16 of the Employment Agreement is hereby amended in its entirety to read as follows:

             "16.     Governing Law.  This Agreement shall be governed by, and
             construed and enforced in accordance with, the laws of the State of Florida."

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         7. This  Amendment No. 2 is to become  effective only upon (and without further action of the parties hereto) the effectiveness of the Merger. Except as specifically set forth herein, all of the terms and conditions of the Employment Agreement shall remain unaltered and in full force and effect.

         IN WITNESS WHEREOF, this instrument has been executed and delivered as of the date first written above.

                                             METRO-TEL CORP.


                                             By:  /s/ Lloyd Frank
                                                  ------------------------------
                                                      Lloyd Frank, Secretary


                                                  /s/ Venerando J. Indelicato
                                                 -------------------------------
                                                      Venerando J. Indelicato